Exhibit 10.16


July 25, 2001


Triaton GmbH


Attention:  Dr. Peter Chylla
            Mr. Ton Deutz

   Re:      Joint Services Agreement dated July 27, 2000


Gentlemen:

I am writing on behalf of Internet Commerce Corporation (the "Company") to set forth the agreement we reached on Friday, July 20, 2001 in Dusseldorf to modify the payment schedule and certain other terms of the joint services agreement dated July 27, 2000 between Hightech International Services GmbH (now, "Triaton") and the Company (the "Joint Services Agreement").

      1. Upon confirmation this week that the Company has fully complied with the provisions of Section 3.3.1 of the Joint Services Agreement regarding the Escrow Materials, Triaton will promptly remit to the Company $750,000 by wire transfer to the Company's account listed below:

                  Key Bank
                  Poughkeepsie, New York, USA
                  Routing # XXXXXXXXX
                  Acct # XXXXXXXXXXXX

      2. Simultaneously, Triaton will remit to the Company $250,000 by wire transfer to the above specified account. Such amount shall be an advance against services and reimbursable expenditures requested by Triaton that are not required to be provided by the Company pursuant to the Joint Services Agreement. To the extent the Company does not complete such services by March 31, 2002, the Company will subtract such portion from the amount payable by Triaton as described in the next paragraph of this letter.

      3. For purposes of the payment schedule set forth in Section 8.3 of the Joint Services Agreement, (a) "Q4 of Year 1" shall mean and refer to the quarter ended June 30, 2002, and (b) "Year 2" shall commence on July 1, 2002.

Except as set forth above, the terms and conditions of the Joint Services Agreement remain in full force and effect and by executing and returning a copy of this letter, we each acknowledge and agree that neither of us is in default under or breach of the Joint Services Agreement as of the date hereof.

We are pleased that our past differences have been settled and look forward to a mutually successful and profitable long-term business relationship.

Very truly yours,


/s/ G. Michael Cassidy
-------------------------
G. Michael Cassidy,
President and Chief Executive Officer




AGREED:


    Triaton GmbH



                        By /s/ Ton Deutz
                          ---------------------
                           Ton Deutz